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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-28041, 333-42313 and 333-06531 of Just For Feet, Inc., and the Registration Statement regarding the Just For Feet, Inc., Non-Employee Director Stock Option Plan, on Form S-8, and to the incorporation by reference in Registration Statements Nos. 333-26345 and 333-28039 of Just For Feet, Inc. on Forn S-3 of our report dated March 30, 1998 appearing in this Annual Report on Form 10-K of Just For Feet, Inc. for the year ended January 31, 1998.



/s/ Deloitte & Touche LLP

Birmingham, Alabama
April 23, 1998